Exhibit 99.1

Corbus Pharmaceuticals Appoints Leonardo Viana Nicacio, M.D. as Chief Medical Officer

Norwood, MA, July 6, 2026 (GLOBE NEWSWIRE) Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical-stage company focused on developing promising new therapies in oncology and obesity, today announced the appointment of Leonardo Viana Nicacio, M.D., as Chief Medical Officer.

“We’re thrilled to welcome Dr. Nicacio to Corbus, particularly as we approach initiation of our TEMPO-1 registrational study of CRB-701 in 2L oropharyngeal squamous cell carcinoma (OPSCC) this summer,” said Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “Dr. Nicacio brings a highly relevant background in solid tumor drug development and commercialization, including his pivotal role advancing the antibody drug conjugate (ADC) TIVDAK® to market for metastatic cervical cancer. His extensive experience in ADCs as well as the HPV-driven oncology space is well matched to our strategic priorities and our continued advancement of CRB-701 for OPSCC and cervical cancer.”

“I’m delighted to join Corbus at a time of notable evolution for the Company. Corbus is advancing toward multiple near-term milestones in quick succession, including CRB-701’s expected imminent entry into late-stage clinical development in 2L OPSCC, a planned readout of the CANYON-1 obesity study of CRB-913 in late summer, and an anticipated data readout of CRB-701 in 1L OPSCC in early 2027,” said Dr. Nicacio. “I’m excited to work with Yuval and the entire team as we simultaneously advance both of these novel drug candidates to address the significant unmet needs of three distinct patient populations.”

Dr. Nicacio’s career spans over 20 years in the pharmaceutical industry. Prior to joining Corbus, he was the Chief Medical Officer at Protara Therapeutics, a clinical-stage company developing therapies for the treatment of cancer and rare diseases. Prior to Protara, Dr. Nicacio served as Senior Vice President, Head of Clinical Development and Global Medical Affairs at Stemline Therapeutics, a subsidiary of the Menarini Group, where he was responsible for establishing and executing global strategies for solid tumor development. From 2017 to 2023, he held roles of increasing responsibility at Seagen (acquired by Pfizer in December 2023), most recently as Vice President of Clinical Development, overseeing programs across a range of cancers, including bladder, breast, gynecologic, lung, colorectal, and head and neck cancers, and most notably worked on a therapeutic for metastatic cervical cancer, TIVDAK®. Earlier in his career, Dr. Nicacio served as Senior Global Medical Lead in Global Medical Affairs at AstraZeneca, where he played an integral role in clinical, regulatory, and launch preparation activities leading up to the approval of durvalumab in bladder cancer. He also held leadership roles at Flatiron Health, where he was instrumental in building the first health technology platform focused on organizing real-world oncology data. Additionally, Dr. Nicacio held positions at Sanofi and YM Biosciences.

Dr. Nicacio holds a Medical Degree from Faculdade de Ciências Médicas de Minas Gerais in Brazil and completed a molecular biology fellowship at the New York Blood Center. He is board-certified in internal medicine and medical oncology and has published extensively in top medical journals. Dr. Nicacio is an active member of the American Society of Clinical Oncology and the European Society of Medical Oncology.

Corbus currently expects to initiate a registrational study of CRB-701 in 2L OPSCC (“TEMPO-1”) in the summer of 2026. Broad alignment was reached with the U.S. Food and Drug Administration (FDA) on the trial design for a randomized controlled study (n=250), which will evaluate the efficacy and safety of CRB-701 compared to investigator’s choice of monotherapy with overall response rate (ORR) as the primary endpoint for potential accelerated approval, subject to FDA review of the trial results and satisfaction of applicable regulatory requirements, and potential full approval based on overall survival (OS) benefit. Similarly, broad alignment was reached with the FDA regarding the trial design for a randomized controlled study of CRB-701 in 2L cervical cancer. In addition, Corbus currently expects to report topline findings from its CANYON-1 Phase 1b dose-ranging 16-week study (n=240) of CRB-913 as a treatment for obesity in late summer 2026.

About CRB-701

CRB-701 (SYS6002) is a next-generation antibody drug conjugate (ADC) targeting Nectin-4, that contains a site-specific, cleavable linker and a homogenous drug antibody ratio of 2, using MMAE as the payload. Nectin-4 is a clinically validated, tumor-associated antigen in urothelial cancer and highly expressed in other tumor types such as head and neck squamous cell carcinoma (HNSCC) and cervical cancer. The FDA has granted two Fast Track designations to CRB-701 in HNSCC and cervical cancer.

About CRB-913

CRB-913 is a once-daily highly peripherally restricted oral CB1 inverse agonist being developed as a potential orthogonal, non-incretin approach to weight loss and long-term weight management.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a clinical-stage company focused on developing promising new therapies in oncology and obesity and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well-understood biological pathways. Corbus’ pipeline includes CRB-701, a next-generation antibody drug conjugate for the treatment of Nectin-4-expressing tumors, and CRB-913, an orally delivered highly peripherally restricted CB1 inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on X, LinkedIn and Facebook. Information contained on, or that can be accessed through, the Company’s website or social media channels is not incorporated by reference into this press release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act of 1995, as amended, including those relating to the Company's trial results, product development, clinical and regulatory timelines, including timing for initiation and completion of trials and presentation of data, anticipated timing for initiation of clinical trials, anticipated regulatory interactions and outcomes, including alignment with FDA on trial design and the potential sufficiency of clinical trial results to support regulatory submissions or approvals, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities, sufficiency of cash runway and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors relating to our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission including those described in our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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INVESTOR CONTACTS:

Sean Moran

Chief Financial Officer

Corbus Pharmaceuticals

smoran@corbuspharma.com

Dan Ferry
Managing Director
LifeSci Advisors, LLC
daniel@lifesciadvisors.com

MEDIA CONTACT:

Liz Melone

Founder & Principal

Melone Communications, LLC

Liz@melonecomm.com